(11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

EDAC TECHNOLOGIES CORPORATION


                                   Three Months Ended        Six Months Ended
                                         June 30                  June 30
                                -----------------------   -----------------------
                                   1995         1994         1995         1994
                                ----------   ----------   ----------   ----------
Primary:
  Average shares outstanding     3,618,318    3,566,205    3,606,928    3,566,205
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using average market price       140,320      113,725      132,139      113,725
                                ----------   ----------   ----------   ----------

      TOTALS                     3,758,638    3,671,645    3,739,067    3,675,934
                                ==========   ==========   ==========   ==========

      Net income                $  (37,796)  $  105,191   $   60,990   $  238,837
                                ==========   ==========   ==========   ==========

      Net income per share      $    (0.01)  $     0.03   $     0.02   $     0.06
                                ==========   ==========   ==========   ==========



Fully diluted:
  Average shares outstanding     3,618,318    3,566,205    3,606,928    3,566,205
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using quarter end market
  price if higher than
  average market price             152,179      118,319      156,075      118,319
                                ----------   ----------   ----------   ----------

      TOTALS                     3,770,497    3,684,524    3,763,003    3,684,524
                                ==========   ==========   ==========   ==========

      Net income                $  (37,796)  $  105,191   $   60,990   $  238,837
                                ==========   ==========   ==========   ==========

      Net income per share      $    (0.01)  $     0.03   $     0.02   $     0.06
                                ==========   ==========   ==========   ==========
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